UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a)	First Amendment to Amended and Restated Sales Representative Agreement

On April 6, 2005, Micro Therapeutics, Inc. (“MTI”) entered into an amendment (the “Amendment”) to the Amended and Restated Sales Representative Agreement, dated August 4, 2003 (the “Sales Representative Agreement”) with ev3 International, Inc. (“ev3 International”). The Amendment provides that the Sales Representative Agreement will automatically renew for one year periods, as compared to two year periods prior to the Amendment, unless either party gives at least 180 days notice of non-renewal. The Amendment also provides that MTI has the right to terminate the Sales Representative Agreement if Warburg, Pincus Equity Partners, L.P., together with its affiliates, ceases to own at least 40% of ev3 International, or its ultimate parent entity, which threshold was 20% prior to the Amendment.

(b)	Contribution and Exchange Agreement

On April 4, 2005, MTI entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) with ev3 LLC, ev3 Inc., (“ev3”), Warburg, Pincus Equity Partners, L.P. and certain of its affiliates (“Warburg Pincus”) and certain affiliates of The Vertical Group, L.P. (“The Vertical Group”). The Contribution Agreement provides that Warburg Pincus and The Vertical Group will contribute an aggregate of 9,704,819 shares of MTI’s common stock directly owned by them to ev3 LLC in exchange for common membership units of ev3 LLC. The contribution will occur within two business days of the date on which ev3 files an amendment to the registration statement relating to its initial public offering that sets forth a range of initial public offering prices and the ratio for the reverse stock split of ev3’s common stock contemplated in such registration statement. ev3 LLC is the sole member of Micro Investment LLC, the holder of approximately 50.3% of MTI’s outstanding common stock. The parties anticipate that immediately prior to the consummation of ev3’s initial public offering, ev3 LLC will merge with and into ev3 with ev3 surviving the merger. As a result of these transactions, ev3 will beneficially own 34,041,578 shares of MTI’s common stock, or approximately 70.3% of the outstanding shares of MTI’s common stock.

The Amendment and the Contribution Agreement were each reviewed and approved by MTI’s Independent Special Committee and the Contribution Agreement was reviewed and approved by MTI’s Board of Directors as a whole for purposes of the Rights Agreement, dated June 3, 1999, as amended, between MTI and U.S. Stock Transfer Corporation, as rights agent, and Section 203 of the Delaware General Corporation Law.

The foregoing description of the Amendment and the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, which are attached hereto as Exhibits 10.52 and 10.53, respectively.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.52	First Amendment to Amended and Restated Sales Representative Agreement, dated April 6, 2005, by and between Micro Therapeutics, Inc. and ev3 International, Inc.

10.53	Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto, ev3 LLC, ev3 Inc., and Micro Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

April 7, 2005	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.52	First Amendment to Amended and Restated Sales Representative Agreement, dated April 6, 2005, by and between Micro Therapeutics, Inc. and ev3 International, Inc.

10.53	Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto, ev3 LLC, ev3 Inc. and Micro Therapeutics, Inc.